                                                                    EXHIBIT 10.3

                           LEAVE & LICENCE AGREEMENT
                           -------------------------

THIS LEAVE & LICENCE AGREEMENT is made here at the Pearl Continental Hotel, Lahore, on this day of January 26th, 2000.

                                    BETWEEN

MESSRS. PAKISTAN SERVICES LIMITED, through its Director having its registered office at Pearl Continental hotel Building, Club Road, Karachi, (hereinafter referred to as " the Licensor"), of the One Part,

                                      AND

M/S. Align Technology Pakistan through its Country Manager, Ioannis Demetriades, having its registered office at Pavillion #44, Pearl Continental Hotel, (hereinafter referred to as "the Licensee") of the Other Part.

WHEREAS the Licensor is the owner of Pearl Continental Hotel, Lahore, (hereinafter referred to as "the Hotel") situated on plat of land, bearing City Survey No. S-19-R-122, Shahrah-e-Quaid-e-Azam, Lahore.

AND WHEREAS the said Licensor for the benefit, comfort and convenience of its guests, passengers and visitors has decided to grant licence to the Licensee for the use and occupation of Shop No. 37-38-39-40-41-42-43-44-45-46-47-58-59-60-61-
62 & 63 measuring approx. 5413.35 square feet at Pearl Continental Hotel, Lahore, within the hotel premises on such terms and subject to such conditions as are given hereunder.

AND WHEREAS the Licensee is desirous of and has agreed to avail of the licence and to being allowed the privilege of using Shop No. 37-38-39-40-41-42-43-44-45-46-47-58-59-60-61-62 & 63 measuring approx. 5413.35 square feet on the terms and conditions appearing here in below.

AND WHEREAS the Licensee has also expressly stated and does hereby expressly state that Licensee in its turn has no intention, whatsoever, to become a tenant of the said premises.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH as follows:

1.   Period of Agreement:

     The Licensee, under this Agreement, shall have the leave and license to use Shop No. 37-38-39-40-41-42-43-44-45-46-47-58-59-60-61-62 & 63 measuring
     5413.35 square feet, belonging to and in the possession of the Licensor, for a period of Three (3) years i.e. from 01.01.2000 to 31.12.2002. This agreement will further be extended for two years subject to revision of the terms.

2.   Licence fee plus amenities charges:

     i)    Licence Fee

           The licence fee shall be at the rate of Rs. 5/= per sq. ft. per month amounting to Rs. 27067(Rupees Twenty seven thousand sixty seven only) per month plus Central, Provincial and local Government duties thereon which at present is 22.5% amounting to Rs. 6090 (Rupees six thousand & ninty only) per month for the LEAVE & LICENCE to use the said premises. This license fee is payable in advance every month during the validity of this agreement,

     ii)   Amenities Charges:

           a) The amenities, being air-conditioning, heating ventilation, electric supply and installations, chemically treated cold water supply for drinking purposes, sanitation and telephone installation, being in the exclusive control of the Hotel Management, may be used by the Licensee subject to the permission for use thereof being given the Licensor and further subject to such terms and conditions as may be proposed by the Licensor in this regard.

           b) For the amenities provided as referred to (ii) (a) above, the Licensee shall pay Rs. 243601 (Rupees Two Lakh forty three thousand six hundred and one only) per month @ Rs. 45/- per sq. ft. per month PLUS Central, Provincial & Local government duties which at present is 22.5% amounting to Rs. 54810/= (Rupees Fifty four thousand eight hundred and ten only) thereon. These charges are payable in advance every month during the validity of this agreement.

           c) The telephone calls charges and electricity consumption charges shall be paid separately by the Licensee which are not included in 2(i) and 2(ii)(b) above. However, telephone calls from the Hotel/s Exchange would be paid at the Hotel's prescribed rate on daily basis while the electricity consumption charges shall be paid in accordance with the sub-meter reading on monthly basis.

     iii)  Undertaking:

           The Licensee hereby undertakes to pay to the Licensor in advance the monthly licence fee as well as the monthly payment for amenities together with Government Duties thereon referred to as 2(i) and 2(ii)(b) above respectively amounting to Rs. 3,31,568/= (Rupees Three lakh thirty one thousand five hundred sixty eight only) for the period of Agreement through post dated cheques.

3.   Cost escalation on account of rates. duties and taxes:

That if, during the period of continuance of this Agreement, there is any further cost escalation on account of any additional levy of the rates, duties and taxes on the premises/arcade and /or on the utilities and amenities by the Government-Federal/Provincial and /or the Local Bodies, the Licensee shall pay the same to the Licensor in proportion to the area of the premises licensed to the Licensee.

4.   Validity of Licence Agreement:

This Agreement shall cease to be of any legal force or effect on 31.12.2002. Should the Licensee desire a renewal of this Licence Agreement, a written request to that effect may be made by the Licensee to the Licensor at least 30 days prior to the said date of 31.12.2002 whereafter the parties hereto may agree to such renewal terms and conditions by or before the said date of expiry. A fresh Licence Agreement shall be signed between the parties for any renewed period *of Leave and Licence to occupy and use the said premises, which may be granted by the Licensor to the Licensee.

5.   Expiry of Licence:

In case no request for renewal is received under clause A above and/or no Agreement is reached regarding the terms and conditions of such renewal by or before the date of expiry of this Agreement, the Licensee shall, on the day after the said date of expiry, or such further period as may be allowed by the Licensor for this purpose, remove his employees and property belonging to him and hand over the said premises to the Licensor in the same good condition in which it was at the time of signing of this Agreement, reasonable wear and tear expected.

6.   Licensor rights and liabilities:

     i) Licensor may from time to time appoint any of its officers and employees or any other person to exercise proper control or take necessary action for compliance of any or all the terms and conditions of these presents and until otherwise communicated in writing by the Licensor, the General Manager of the Hotel shall be such person.

     ii)   Repair and rectification:

           The Licensor shall carry out normal repairs including replacement of electrical fittings and shall remedy any defect or leakage within a month of the notice given by the Licensee. If the Licensor fails to provide remedy for defects or leakage within a month, the Licensee can utilize, at its own initiative, third party services to carry out the required job. The licensee needs to notify the Licensor prior to the utilization of third-party services. If the Licensor fails to provide remedy for defects or leakage within a month, the Licensee does not require the approval of the Licensor to invite the utilization of third-party services. However, the third-party service needs to co-ordinate with the Hotel Maintenance staff prior to the utilization of the third-party services, The Licensor will be responsible for bearing the cost of the third-party services.

     iii)  Licensor's rights and liabilities:
           ---------------------------------

           The Licensor may carry out any work to maintain, repair, alter, reduce or extend the common areas of the center without any prior approval/notice to the Licensor. In the event that the business operations of the Licensee are directly adjacent to and affected by the work to maintain, repair, alter reduce or extend the common areas of the center, prior notice should be given to the Licensee. The Licensor and Licensee should then co-ordinate as to how and when the work is going to be carried out.

     iv)   Notice of proposed works:
           ------------------------

           If the Licensor proposes to refurbish, redevelop or extend the center or any part of it, and work cannot be carried out practically without vacant possession of the premises, the Licensor may give not less than two months' notice ("relocation notice") to the Licensee giving details of proposed work and requiring him to move to alternative premises in the center.

     v)    Offer of alternative premises:
           -----------------------------

           In the relocation notice, the Licensor must offer the Licensee a new licence agreement of the alternative premises at the same licence fee on the same terms and conditions as this, licence agreement except that the terms of new licence, agreement will be for the remainder of the terms of this agreement.

     vi)   Acceptance of termination:
           -------------------------

           Within one month after relocation notice is given to him, the Licensee may give a written notice to the Licensor (Termination Notice) in which case this agreement ends three months after the relocation was given unless the parties agree that it is to end at some other time. If the Licensee does not give a termination notice, the Licensee will be taken to have accepted the offer of new licence agreement or alternative premises unless the parties ,have agreed on same other conditions.

     vii)  Lock and key:
           ------------

           The premises shall remain in possession of the Licensor who will always be entitled to put its own lock in the said premises but shall give a duplicate key to the Licensee for the use of the premises by the Licensee. The Licensor shall in no case held responsible for any theft committed in the premises in any view of the matter whatsoever.

     viii) Lien
           ----

           The Licensor shall have a lien on all belongings and properties of the Licensee for the time being, in or upon the premises of the Licensor.

     ix)   Rights of revoking licence:
           --------------------------

           The Licensor reserves the rights to revoke the licence agreement in the event of any breach of the terms and conditions of the licence agreements by the Licensee. The Licensee will be given three-months notice to vacate the said premises.

7.   Licensee's rights and liabilities:

     i)    Scope of business:
           -----------------

           The Licensee hereby undertakes to utilize the said premises for carrying on the business of Computer Software Development and Computer Image Processing in the name and style of "Align Technology Pakistan" and/or such other business as the Licensor may, upon a written request to that effect being made from the Licensee's side, allow the later in writing to carry on at the said premises considering the decorum of the Hotel.

     ii)   Prohibition for use of premises other than the business allowed:
           ---------------------------------------------------------------

           The Licensee shall not use the said premises for any purpose other than that for which the licence is granted, as aforesaid, nor shall the Licensee use the said premises in a manner as to cause damage to the structure or any internal or external part thereof and/or inconvenience, annoyance or nuisance to the guests, passengers and visitors as well as Licensor and his employees.

     iii)  Trading hours.
           -------------

           The Licensee shall observe and carry on its business on timing as determined from time to time by the Licensor.

           The Licensee must:

           a)  Keep the premises open for the care taking of the house.

           b) Obtain the Licensor's consent before opening the premises outside those hours.

           c) Pay its share of Licensor's costs of opening and operating the center outside those hours: and

           d) Pay to the Licensor's liquidated damages of Rs. 1,000/-(Rupees one thousand only) per working hour.

     iv)   Discipline:
           ----------

           The Licensee must not do anything, which is or may cause a nuisance, inconvenience or annoyance to the guests, passengers, visitors, landlord and other people on the center.

           The Licensee must not use any sound or light equipment which may be hard or seen outside the premises and which, in the Licensor's opinion, may cause a nuisance. Should the question arise as to whether the Licensee is causing such inconvenience, annoyance or nuisance, the matter shall be referred to the General Manager of the Hotel whose decision shall be final and binding on the Licensee.

     v)    Use of common areas:
           -------------------

           a) The Licensee may use the common areas along with other Licensees in the center.

           b) The Licensee, his employees and staff must not use the common areas designated for the Hotel staff.

     vi)   Rules:
           -----

           The Licensee must comply with rules. The Licensor may vary the rules at any time, so long as they are not inconsistent with the licence agreement.

     vii)  Insurance:
           ---------

           The Licensor shall not be liable for any accidental damage or injury inside the said premises which may happen by reason of breakage or want of repair of any part of the said Premises or any cause whatsoever except if it is caused by the negligence or willful misconduct of the Licensor, its employees or agents. The Licensee shall indemnify the Licensor against all claims or liabilities in respect of personal injury which may at any time or times during the continuance of this licence, be caused in the said premises to any guest, passenger, visitor, customer, guest & employee of the hotel, Licensor, and / or costs incurred for defending any action or proceedings and/or contesting, defending or securing such claims except if it is caused by the negligence or willful misconduct of the Licensor, -its employees or its agents. The Licensee shall produce immediately on signing of this agreement a copy of insurance coverage under Third Party Legal Liability Policy obtained by the Licensee. A certificate be given by the Licensee to the Licensor in this respect. Non submission of insurance coverage and certificate there of will tantamount to Licensee's consent to cancel the Licence.

     viii) Alteration:
           ----------

           The Licensee shall not make any alteration in the said premises without first obtaining the permission of the Licensor in writing.

     ix)   Sub-Licensing:
           -------------

           The Licensee shall not sub-licence the said premises or any part thereof to anybody else under any circumstances.

     x)    Government dues to be paid within due date:
           ------------------------------------------

           The Licensee shall pay in time and within due date to the appropriate person or authority all cusses, rates, charges, fees, duties and taxes in respect of the business conducted by the Licensee in the said premises.

     xi)   Binding on Licensee's employees:
           -------------------------------

           Employees that are hired by the Licensee shall conform to the rules and regulations governing the conduct of the staff of the Hotel.

     xii)  Prohibition for cooking and heating:
           -----------------------------------

           The Licensee shall not do any cooking or heating through the use of electrical appliances, gas or oil stoves or otherwise, without the consent of the Licensor.

     xiii) Decoration:
           ----------

           The Licensee shall decorate the premises according to the standard and designs laid down by the Licensor, and such decoration shall not be beyond 10% of the total wall and ceiling areas if inflammable material like wood, straw matting polystyrene, etc. are used in decorating the premises. All such plans to be submitted to the Licensor for its approval.

     xiv)  Indemnity:
           ---------

           The Licensee does, hereby agree to indemnify the Licensor and save it harmless from all claims, demands, damages, costs, actions and charges to which the Licensor may become subject or it may have to pay or be held liable, therefore by reason of any injury to person, reputation or property suffered or sustained by any agent, employee, guest and passenger or visitor of the Licensor arising out of any activity or negligence or omission of the Licensee, its agent or employees.

     xv)   Notice period for terminating the agreement:
           -------------------------------------------

           This agreement may be terminated by the Licensee at any time during its validity and subsistence by giving the Licensor three month's written notice of his intention to that effect. The provisions of paragraph 5 above shall mutates mutandis apply to such termination of this agreement by the Licensee. The Licensor shall refund the unutilised portion of advance licence fee and amenities charges received under clause 2 of this agreement after deducting three months' notice period Licence fee, amenities charges, duties and taxes etc. and any other amount due to Licensor under this agreement.

     xvi)  Compliance of legal requirements:
           --------------------------------

           The Licensee shall do nothing to injure the reputation of the hotel and offend against any law, statute, rules, regulations and bye-laws issued by the Federal, Provincial, Local, Municipal or any other competent authority in any way or to permit or suffer to be done any act or thing which may in any way impair the business or reputation of the Hotel Licensor or Licensee.

     xvii) Compliance of Licensor's guidelines:
           -----------------------------------

           The Licensee shall observe all necessary guidelines and directions issued by the Licensor from time to time in respect of usage of the premises and the business transacted.

8.   Security Deposit:  -   Rs. 6,400,000/=

     The Licensor may retain the security deposit up to three months after the expiry of licence date or until the Licensee has paid all moneys due to the Licensor and performed all his obligations under this agreement.

     The Licensee agrees to and permits the Licensor to utilise the security deposit as it may deem fit and proper for its business purposes and need not to keep the same in a special accounts as required under Section 226 of the Companies Ordinance, 1984.

9.   Liquidated damages:

     Without prejudice to any other provision of this Agreement, the Licensee shall be liable to pay by way of liquidated damages a sum of Rs. 2,000/= per day per shop for delay in payment of each monthly licence fee and a sum of Rs. 400,000/= (Rupees Four Hundred Thousand only) for each month or any part thereof for which he over stays at the said premises after the date on which he is obliged to vacate and hand over the said premises to the Licensor under any provision of this agreement.

     The sum referred to above may be recovered by the Licensor from money(s) due and payable to the Licensee or by encashing any performance bond/ guarantee which the Licensee may have furnished or otherwise as provided by law.

10.  Notice:

     All notices required by this agreement must be in writing.

11.  Method of service:

     i)    The Licensor may serve a notice on the Licensee:

           a)  Giving it to the Licensee personally.

           b)  Leaving it at the premises - or

           c) Delivering, posting or faxing it to the Licensee business address last known to the Licensor or, if the Licensee is a company, to its registered office

     ii) The Licensee may serve a notice on the Licensor by delivering, posting or faxing it to the address of the Licensor notified to the Licensee.

12.  Validity of Licensor's notice:

     Any notice by the Licensor will be valid if it is: -

     i)    Executed under seal of the Licensor; or

     ii) Signed on behalf of the Licensor by Pakistan Services Limited (the owner of the premises).

13.  Arbitration:

     i) All disputes, claims, differences, etc. as to the true meaning, scope import and/or interpretation of any provision of this Agreement and all other matters related therewith and/or incidental thereto shall be resolved through arbitration to be conducted in accordance with the provisions of the Arbitration Act. 1940 as amended or its subsequent statutory replacement.

     ii) Either party desirous of invoking clause (a) above shall give written notices to that effect to the other party and shall also state therein the Precise issue being sought to be referred to arbitration. The parties shall, thereafter agree upon a sole Arbitrator within a maximum period of thirty days from the date of service of the said notice, failing which, either party may approach a court of competent jurisdiction for the same purpose.

IN WITNESS WHEREOF the parties have signed this Agreement on the day and place herein above mentioned.

LICENSOR
--------

Signed and delivered by the within named
Licensor M/s. Pakistan Services Limited      ________________________________
through its Director

LICENSEE
--------

Signed and delivered by the within named
Licensor M/s. ALIGN TECHNOLOGY PAKISTAN      ________________________________
through its Country Manager, Mr. Ioannis
Demetriades, Passport Number  BB004116

WITNESSES:

1. ________________________________          2. _______________________________

                           ALIGN TECHNOLOGY PAKISTAN

                           [FLOWCHART OF OPERATIONS]

         SQUARE FOOTAGE MEASUREMENTS FOR ALIGN FACILITIES IN PAKISTAN

PC Facility
-----------
----------------------------------------------------------------------------------------------------------------------------------
                      Square Feet On Lease   Area Of Corridor that Align Occupies        Total      Effective Space For Office Use
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                     5,413                                               8,063                               8,063
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Bhallah House
-------------
----------------------------------------------------------------------------------------------------------------------------------
                         Covered Space     Additional Space (Garden, Lawn, Driveways)    Total      Effective Space For Office Use
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                10,500                                         24,500   35,000                              10,500
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Facility Wise Personnel Distribution
------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
             Align     Clinical     Operations    Director of     Information       Chinese     Pakistani    Software   Director,
           Graphics    Assistant     Managers    Orthodontics   Systems Manager     Software     Software     Quality     Human
           Designers   Directors                                                  Instructors   Engineers    Assurance  Resources
---------------------------------------------------------------------------------------------------------------------------------
Bhallah          229          18             1              0                 0             0           0          0          0
House
---------------------------------------------------------------------------------------------------------------------------------
PC               239          25             1              1                 1             3           7          1          1
---------------------------------------------------------------------------------------------------------------------------------
Total            468          43             2              1                 1             3           7          1          1
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
               Supply        Production         Systems           Shift         Clinical       Support     Country     Total
               Manager         Manager/       Administrator      Managers        Quality        Staff                 Manager
                             Coordinator                                        Assurance
-----------------------------------------------------------------------------------------------------------------------------
Bhallah              1                 0                  0             2                0          20           0        271
House
-----------------------------------------------------------------------------------------------------------------------------
PC                   0                 1                  1             2                1          11           1        296
-----------------------------------------------------------------------------------------------------------------------------
Total                1                 1                  1             4                1          31           1        567
-----------------------------------------------------------------------------------------------------------------------------